Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints, as of December 22, 2011, each of Bradley J. Tandy and Jody S. Gale, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)                                  execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of LVB Acquisition, Inc., a Delaware corporation (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; and

(2)                                  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first set forth above.

/s/ Michael W. Michelson
Michael W. Michelson